Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release	Source: Astrata Group

John Clough Appointed To Astrata’s Board of Directors

Costa Mesa, CA, June 5, 2008, Astrata Group (OTCBB:ATTG) announced today that John Clough has been appointed as an independent member of the Company’s Board of Directors.

Mr. Clough is currently a Special Advisor to General Atlantic LLC, a leading global growth equity firm with approximately $17 billion under management, providing capital and strategic support for growth companies.   Before joining General Atlantic, Mr. Clough held a number of senior management positions with global companies in the IT industry. In the 90’s, he Co-Founded and was Managing Director of the CSSL Group in Asia, one of Asia’s largest mid-range software distributors and hardware resellers, with annual revenues in excess of US$180 million.  Mr. Clough was also a Director of Synon Asia Ltd., Kapiti Asia Ltd., and, Director and Chairman of Cargonet/Arena Ltd.  Prior to the formation of CSSL, Mr. Clough held the position of General Manager JBA in Asia, an Australian based worldwide mid-range software distributor.

Mr. Clough is currently on the Board of chinadotcom Corporation where he is a member of the company's Audit Committee.  He is Chairman of the Executive Committee and Vice Chairman of CDC Software.  Mr. Clough is also a Director and member of the Audit Committee of Corgi International, and sits on the boards of a variety of private companies around the world.

Anthony Harrison, Astrata’s Executive Chairman said, “Astrata is now entering an exciting new phase of growth and expansion. John Clough’s business acumen and experience will be invaluable to the company moving forward. His knowledge and understanding of acquisitions and growing technology-led companies fits very well with Astrata’s strategic goals and aspirations.”

Astrata’s Telematics products are much in demand for fleet management and vehicle real-time tracking for private enterprises and homeland security applications.  Astrata’s sophisticated security and communications systems give companies and governments an effective and proven means of protecting their resources.

About Astrata Group, Inc.
Astrata Group, Inc., (OTC BB: ATTG) is a US publicly listed company.  Astrata is focused on advanced location-based IT services and solutions (telematics) that combine GPS positioning, wireless communications (satellite or terrestrial) and geographical information technology, which together enable businesses and institutions to monitor, trace as well as control the movement and status of machinery, vehicles, personnel or other assets.  Astrata has designed, developed, manufactured and currently supports ten generations of telematics systems with units deployed worldwide.

Astrata has offices throughout the world including the United States, Europe, the Middle East and Asia.  For further information please visit www.astratagroup.com.

Certain statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by the use of words such as “anticipate, “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions.  Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Astrata Group Incorporated (the “Company”) to be materially different from those expressed or implied by such forward-looking statements.  The Company’s future operating results are dependent upon many factors, including but not limited to: (i) the Company’s ability to obtain sufficient capital or a strategic business arrangement to fund its current operational or expansion plans; (ii) the Company’s ability to build and maintain the management and human resources and infrastructure necessary to support the anticipated growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under “Search for Company Filings.

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PR/Media & IR/Financial Contacts:

Richard Nelson
Astrata Group Inc.
rnelson@astratagroup.com
Tel: +44 (0)7795 422211

Gerald Amato
Booke & Co.
gamato@bookeandco.com
Tel: 212-490-9095

Todd M. DeMatteo
DOMINICK AND DOMINICK LLC
Tel: 212-558-8809
tdematteo@dominickanddominick.com